UMH PROPERTIES, INC.

Employment Agreement – Samuel A. Landy

AGREEMENT EFFECTIVE JANUARY 1, 2009

BY AND BETWEEN:

UMH PROPERTIES, INC,

a Maryland Corporation (“Corporation”)

AND:

Samuel A. Landy (“Employee”)

Corporation desires to employ Employee to the business of the Corporation and Employee agrees to be so employed.  The parties agree as follows:

1.

Term of Employment.

a.

Corporation agrees to employ Employee and Employee agrees to be employed in the capacity of President for a term of three (3) years, effective January 1, 2009 and terminating December 31, 2011.  Thereafter, the term of this Agreement shall be automatically renewed and extended for successive one-year periods except that either party may, at least ninety (90) days prior to such expiration date or any anniversary thereof, give written notice to the other party electing that this Agreement not be renewed or extended, in which event this Agreement shall expire as of the expiration date or anniversary date, respectively.

b.

In the event of a merger of the Corporation, sale or change of control, defined as voting control, Employee shall have the right to extend and renew this Employment Agreement so that the expiration date will be three years from the date of merger, sale or change of control. Alternatively, Employee shall have the right to terminate this Agreement and shall be entitled to receive one year’s compensation in accordance with paragraph 1c below. Any combination of MONMOUTH REAL ESTATE INVESTMENT CORPORATION and UMH PROPERTIES, INC. shall not be considered a change of control.

c.

If there is a termination of employment for any reason, either involuntary or voluntary, including the death of the Employee, Employee shall be entitled to the greater of the salary due under the remaining term of this Agreement or one year’s compensation at the date of termination, paid monthly over the remaining term or life of this Agreement.

2.

Time and Efforts.

Employee shall diligently and conscientiously devote his time and attention and use his best efforts in the discharge of his duties as President of the Corporation.

3.

Board of Directors

Employee should at all times discharge his duties in consultation with and under the supervision of the Board of Directors of the Corporation.  In the performance of his duties, Employee shall make his principal office such place as the Board of Directors of the Corporation and the Employee from time to time agree.

4.

Compensation.

Corporation shall pay to Employee as compensation for his services, a base salary, which shall be paid in equal bi-weekly installments, as follows:

a.

For the year beginning January 1, 2009 and ending on December 31, 2009, the base salary shall be $300,000.

b.

For the year beginning January 1, 2010 and ending on December 31, 2010, the base salary shall be $315,000.

c.

For the year beginning January 1, 2011 and ending on December 31, 2011, the base salary shall be $330,000.

The above salary increase will be paid only if FFO increases 3% per year.  If FFO does not increase 3% per year, then the salary increase will be limited to the CPI increase.  If FFO increases 9% over the 3 year period of this Agreement, but did not increase 3% during any one year period, then the unpaid additional salary will be paid retroactively.

The Employee shall purchase a disability insurance policy, whose benefits shall commence 90 days after the date of disability.  During the first 90 days following the date of disability, Employee’s salary will continue to be paid by the Corporation.  Thereafter, the Employee will receive lost wages from the disability policy.  The Corporation will reimburse the Employee for the cost of such insurance.

5.

Bonuses.

A.

Bonuses shall be paid according to the following guidelines:

1.

A bonus will be paid by meeting each and/or any of the following goals set forth in paragraph 5A2 below. In order to receive any of the bonuses set forth below, FFO must have increased 3% during the year.  Notwithstanding the provisions of Paragraph 5A2, the maximum bonus will be 21% of base salary, which shall mean that the bonuses set forth in paragraph 5A2 shall be capped at 21%.  In the event FFO does not increase 3% during the year, the bonus will not be paid; however, if over the 3 year period of the contract FFO increases 9% over FFO in the year 2008, then any earned unpaid bonus will be reinstated.

2.

Performance will be measured by achieving one or more of the following:

a.

FFO (from park operations only, not stock ownership or any other measure unrelated to park operations) per share to increase 5% per year. Income to be calculated based on ordinary park operation including sales of homes after tax income.  Extraordinary one time items not to be included for performance purposes.  Any increase or decrease in the number of shares is to be adjusted so that the determination is based on a constant number of shares. (7% Bonus if goal met)

b.

There shall be a minimum of 175 new home sales per year. (10% Bonus if met)

c.

If occupancy increases 1% (54 units) with not more than 10% of the increase from rentals, a 10% bonus will be paid.

d.

Acquisition of at least 250 spaces per year. (A 7% Bonus if there is an acquisition of 250 spaces)

                     The payment of any bonus under this plan does not exclude the payment of any other bonuses including the stock option bonus referred to below:

3.

Stock option bonus:  The Employee shall receive the Option to purchase

75,000 shares of stock at market price or the price required by law on January 7, 2009, unless grant of the option exceeds the number of shares allowed by the option plan.  Said option shall expire 8 years after the date of the grant of the option.  Employee shall receive the option to purchase 25,000 shares of stock on January 10, 2010.

6.

Expenses.

Corporation will reimburse Employee for reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement.  Employee shall present to the Corporation from time to time an itemized account of such expenses in such form as may be required by the Corporation.

7.

Vacation.

Employee shall be entitled to take four (4) paid weeks vacation per year and the same holidays as provided for other members of the staff.

8.

Pension.

Employee, at his option, may participate in the 401-K plan of UMH Properties, Inc. according to its terms.

9.

Life and Health Insurance Benefits, and Automobile.

Employee shall be entitled during the term of this Agreement to participate in all health insurance and group life insurance benefit plans providing benefits generally applicable to the employees of UMH Properties, Inc. as may be modified from time to time.

Corporation shall directly pay up to $1,600 per year for the life insurance policy owned by the Samuel Landy Family Ltd. Partnership.

Corporation will also provide the Employee with an automobile, including maintenance, repairs, insurance, and all costs incident thereto, all comparable to those presently provided to Employee by the Corporation.

10.

Indemnification and Attorneys’ Fees

The Corporation agrees to indemnify the Employee from any and all lawsuits filed directly against the Employee by a third party in his capacity as Employee and/or Director of the Corporation.  The Corporation will pay all attorneys’ fees and costs to defend the Employee from any such lawsuits.

11.

Notices.

All notices required or permitted to be given under this Agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or such other addresses as either may designate in writing to the other party:

Corporation:

UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9N, Suite 3C

Freehold, NJ  07728

Employee:

Samuel A. Landy

(address on file)

12.

Governing Law.

This agreement shall be construed and governed in accordance with the laws of the State of New Jersey.

13.

Entire Contract.

This Agreement constitutes the entire understanding and agreement between the Corporation and Employee with regard to all matters herein.  There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto.  This agreement may be amended only in writing signed by both parties hereto.

14.

Modification and Waiver

No provision of this Employment Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically designated by the Board of Directors of the Corporation.  No waiver by either party hereto at any time of any breach by the other party hereof, or compliance with, any condition or provision of this Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

15.

Successors.

This Agreement shall be binding on the Company and any successor to any of its businesses or assets. This Agreement shall inure to the benefit of and be enforceable by Employee’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

16.

Severability

The invalidity or unenforceability of any provision of this Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provisions herein contained.  Any invalid or unenforceable provision shall be deemed severable to the extent of any such invalidity of unenforceability.

17.

Headings

Headings used in this Employment Agreement are for convenience only and shall not be used to interpret its provisions.

IN WITNESS WHEREOF, Corporation has by its appropriate officers signed and affixed its seal and Employee has signed and sealed this Agreement.

UMH PROPERTIES, INC.

By:  _/s/  Richard Molke_________

Richard Molke, Chairman

Compensation Committee

By:  __/s/  Samuel Landy_________

Samuel Landy

Employee

Dated: ___January 29, 2009________